UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2007

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 West Red Oak Lane
White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: RAMOS LETTER AGREEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
As reported in a press release dated May 21, 2007, the Company announced that Denise L. Ramos would join the Company as Chief Financial Officer, effective July 1, 2007, succeeding George E. Minnich. The Company and Ms. Ramos entered into a letter agreement (the “Ramos Letter Agreement”) to be effective July 1, 2007, conditioned upon compliance with the Company’s standard employment policies. A copy of the Ramos Letter Agreement is filed with this report as Exhibit 99.1.
Prior to her position at ITT, Ms. Ramos, age 50, was Chief Financial Officer of Furniture Brands International, a position which she had held since February 2005. Prior to that position, Ms. Ramos was Senior Vice President and Corporate Treasurer for Yum! and Chief Financial Officer for KFC. She also held a number of increasingly responsible finance positions with Atlantic Richfield Company, where she spent 21 years, prior to its acquisition by British Petroleum in 2000. Ms. Ramos holds an M.B.A. in finance from the University of Chicago.
The material terms and conditions of the Ramos Letter Agreement provide for, among other things, annual base salary, annual incentive, a special restricted stock grant, long-term incentive awards (including a cash target award, restricted stock award and non-qualified stock option award), a cash payment and restricted stock award designed to offset forfeited awards at Ms. Ramos’ prior employer, an automobile allowance, relocation benefits, severance, participation in the Company’s various salaried benefit programs upon satisfaction of participation conditions, group accident insurance, vacation allowance in accordance with Company policy, financial counselling and tax planning and an annual executive physical and fitness subsidy.
Departure of Principal Officers
Effective with Ms. Ramos’ election as Chief Financial Officer of the Company, Mr. Minnich will no longer be the Company’s Chief Financial Officer and will be retiring from the Company.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Ramos Letter Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: July 2, 2007	By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar
	Its:	Vice President, Secretary and Associate General Counsel